Exhibit 99.1

FOR IMMEDIATE RELEASE

BEN Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

Wilmington, Delaware – August 27, 2025 – Brand Engagement Network Inc. (“BEN” or the “Company”) (NASDAQ: BNAI), an innovator in AI-powered customer engagement solutions, today announced that on August 21, 2025, it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying BEN that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Quarterly Report”), with the Securities and Exchange Commission (“SEC”). On August 15, 2025, BEN filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report.

Under the Nasdaq rules, BEN has 60 calendar days from August 21, 2025, or until October 20, 2025, to regain compliance by filing the Quarterly Report or to submit to Nasdaq a plan to regain compliance with the Listing Rule. BEN intends to file the Quarterly Report as soon as possible. If BEN is unable to file the Quarterly Report by October 20, 2025, it intends to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts BEN’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Quarterly Report, or until February 17, 2026, to regain compliance. If Nasdaq does not accept BEN’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

About Brand Engagement Network Inc. (BEN)

Brand Engagement Network Inc. (BEN) (Nasdaq: BNAI) innovates in AI-powered customer engagement by delivering safe, intelligent, scalable solutions. Its proprietary Enterprise Language Model (ELM™) and Retrieval-Augmented Generation (RAG™) architecture enable highly personalized interactions supported by customers’ curated data in closed-loop environments. BEN develops AI-driven engagement solutions for the life sciences, automotive, and retail industries, featuring AI-powered avatars for outbound campaigns, inbound customer service, and real-time recommendations. With a global AI research and development team, BEN provides secure cloud-based and on-premises deployments, granting complete control of the technology stack and ensuring compliance with GDPR, CCPA, HIPAA, and SOC 2 Type 1 standards. The company holds 21 patents, with 28 pending, demonstrating its commitment to advancing AI-driven consumer engagement. Learn more at www.beninc.ai.

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in the BEN’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond BEN’s ability to control or predict. These forward-looking statements necessarily involve assumptions on BEN’s part. These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions. All forward-looking statements attributable to the Company or persons acting on BEN’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. BEN disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Investors Relations + Media Contact

Amy Rouyer

P: 503-367-7596

E: amy@beninc.ai

I: investors@beninc.ai